Exhibit 10.2

NOTICE OF ASSIGNMENT
Twp 1 Rge 20 W2M
Coteau Lake Area, Saskatchewan
(for reference only; general land description)

WHEREAS by agreement (“Transfer Agreement”) dated October 29, 2010, Target Energy Inc., as Assignor, transferred and conveyed effective October 29, 2010 (“Transfer Date”) an interest in property as more fully described below to Primrose Drilling Ventures Ltd.; and,

WHEREAS Assignor and one or more parties (“Third Party”) are subject to and bound by that certain Participation Agreement dated November 25, 2007, pertaining in part to Saskatchewan Crown Leases No. PN59841, PN59842, PN59843, PN61987, PN61989, PN61990 and PN61991, made between, by or among Primrose Drilling Ventures Ltd. and Target Energy Inc., as may have been amended, affecting the land or property therein described (“Master Agreement”); and,

WHEREAS in accordance with the terms and provisions of the Master Agreement, Assignor and Assignee intend to serve notice to current Third Party to the Master Agreement of the transfer and conveyance as described in the Transfer Agreement.

NOW THEREFORE, THIS NOTICE OF ASSIGNMENT WITNESSES THAT in consideration of the mutual advantages and benefits accruing to the parties hereto, notice is hereby given as follows:

1.	Assignor:

Target Energy Inc.
Suite 950, 1130 West Pender
Vancouver, BC, V6E 4A4

2.	Assignee:

Primrose Drilling Ventures Ltd.
Suite 440, 333 5th Ave S.W.
Calgary, Alberta, T2P 3B6

3.	Current Third Party to Master Agreement:

Primrose Drilling Ventures Ltd.

4.	Assigned Interest (Check A or B below)

	X_ A	Transfer Agreement covers 100% of Assignor’s entire undivided right, title and interest to the Master Agreement but shall not include rights of the Assignor as operator (“Assigned Interest”); OR

__ B	Transfer Agreement covers a portion of Assignor’s right, title and interest in the Master Agreement but shall not include rights of the Assignor as operator (“Assigned Interest”). In the event Alternative B is checked, the following is the legal description of all lands and interests transferred and conveyed in the Transfer Agreement:

An undivided 50% working interest in the Master Agreement only insofar as it pertains to the following lands:

Sask Cr. Lease No.	Description and Rights

PN59841	1-20W2M: S/10, as to PNG from surface to basement
PN59842	1-20W2M: W/11, as to PNG from surface to basement
PN59843	1-20W2M: Sec 15, as to PNG from surface to basement
PN61987	1-20W2M: NW/2, as to PNG from surface to basement
PN61989	1-20W2M: NW/3, as to PNG from surface to basement
PN61990	1-20W2M: NE/3, as to PNG from surface to basement
PN61991	1-20W2M: N/10, as to PNG from surface to basement

5.	Subject to Clause 7 of this Notice of Assignment, Assignor and Assignee, in accordance with the terms of the Transfer Agreement, acknowledge that;

	(i)	Assignor has transferred and conveyed the Assigned Interest to the Assignee as of the Transfer Date; and,

	(ii)	Assignee, agrees to replace Assignor, on and after the Transfer Date, as a party to the Master Agreement with respect to the Assigned Interest; and,

	(iii)	Assignee agrees to be bound by and observe all terms, obligations and provisions in the Master Agreement with respect to the Assigned Interest on and after the Transfer Date.

6.	Subject to the terms and provisions of the Transfer Agreement, Assignee on and after the Transfer Date:

	(i)	discharges and releases Assignor from the observance and performance of all terms and covenants in the Master Agreement and any obligations and liabilities which arise or occur under the Master Agreement with respect to the Assigned Interest; and,

(ii) does not release and discharge Assignor from any obligation or liability which had arisen or accrued prior to the Transfer Date or which does not relate to the Assigned Interest.

7.	Assignee and Assignor agree that in all matters relating to the Master Agreement with respect to the Assigned Interest, subsequent to the Transfer Date and prior to the Binding Date, Assignor acts as trustee for and duly authorized agent of Assignee, and Assignee, for the benefit of the Third Party, ratifies, adopts and confirms all acts or omissions of the Assignor in such capacity as trustee and agent.

8.	This Notice of Assignment shall become binding on all parties to the Master Agreement on the first day of the second calendar month following the month this notice is served on Third Party in accordance with the terms of the Master Agreement (“Binding Date”). In addition, Assignor and Assignee agree that they shall be solely responsible for any adjustment between themselves with respect to the Assigned Interest as to revenues, benefits, costs, obligations or indemnities which accrue prior to the Binding Date.

9.	Assignor represents and certifies that this Notice of Assignment and its service are in compliance with all the terms of the Master Agreement.

IN WITNESS WHEREOF this Notice of Assignment has been duly executed by Assignor and Assignee on the date indicated for each below:

TARGET ENERGY INC.	PRIMROSE DRILLING VENTURES LTD.
(Assignor)	(Assignee)

Per: _________________________________________	Per: _________________________________________
Name:	Name:
Title:	Title:
Date:	Date: